Exhibit 10.06

GUARANTEE

This GUARANTEE ("Guarantee") dated as of January 9, 2015 ("Effective Date"), by Pegasi Energy Resources Corporation, a Texas corporation ("Guarantor"), in favor of Jay Moorin, as Trustee under the Deed of Trust, Mortgage Security Agreement, Financing Statement and Assignment of Production dated as of the Effective Date from Pegasi Energy Resources Corporation, a Nevada corporation (as Borrower) (the "Borrower") and Guarantor (as Mortgagor and Debtor) to the Trustee, as trustee (the "Mortgage") and Pasquale DeAngelis, as Collateral Agent ("Collateral Agent") under and pursuant to the Securities Purchase Agreement (the "Purchase Agreement") dated as of the Effective Date between the Borrower and the investors listed on the Schedule of Buyers attached thereto (the "Buyers").

WHEREAS, the Buyers willing to execute and deliver the Purchase Agreement and the Buyers are willing to purchase the senior secured notes (the "Notes") and warrants (the "Warrants") issued thereunder (collectively, the "Securities"); provided, that it is a condition precedent to the Buyers' willingness and agreement to execute the Purchase Agreement, the Collateral Agent's willingness to serve pursuant to the Purchase Agreement and the Buyers' willingness and agreement to purchase the Securities that the Guarantor execute and deliver to the Collateral Agent and Trustee this Guarantee and enter into the Mortgage.  Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

WHEREAS, the Guarantor shall receive a benefit from the execution and delivery of the Purchase Agreement and the sale by Borrower of the Securities.

THEREFORE, the Guarantor hereby agrees as follows:

Section 1. Guarantee.

(a) Guarantor hereby absolutely, irrevocably and unconditionally, guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, the punctual payment when due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise, of (i) all amounts due and payable under the Notes, (ii) all amounts payable by Borrower to the Buyers, Collateral Agent or Trustee under any of the Transaction Documents and (iii) and all reasonable, documented, out-of-pocket costs, attorneys’ fees and expenses incurred by the Trustee or Collateral Agent in connection with the collection or enforcement of the amounts set forth in clauses (i) and (ii) above, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Bankruptcy Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Bankruptcy Laws”), and including interest that accrues after the commencement by or against the Borrower of any proceeding under any Bankruptcy Laws (collectively, the “Guaranteed Obligations”).  The books and records of Buyers showing the amount of the Guaranteed Obligations shall be admissible in evidence in any action or proceeding.  This Guarantee shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guarantee (other than the satisfaction in full of the Guaranteed Obligations), and the Guarantor hereby irrevocably waives, to the extent permitted by applicable law, any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Section 2. No Setoff or Deductions; Taxes; Payments.  The Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Guarantor is compelled by law to make such deduction or withholding.  If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of the Buyers) is imposed upon the Guarantor with respect to any amount payable by it hereunder, the Guarantor will pay to the Buyers, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable the Buyers to receive the same net amount which the Buyers would have received on such due date had no such obligation been imposed upon the Guarantor.  The Guarantor will deliver promptly to the Buyers certificates or other valid vouchers or other evidence satisfactory to the Buyers for all taxes or other charges deducted from or paid with respect to payments made by the Guarantor hereunder.  The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

Section 3. Changes to the Guaranteed Obligations.  The Guarantor consents and agrees that any of the Buyers, Collateral Agent or Trustee may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof amend, extend, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof.  Without limiting the generality of the foregoing, except as set forth in the proviso in the immediately preceding sentence, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor or suretyship defense.

Section 4. Certain Waivers.  To the extent permitted by applicable law, the Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower, or the cessation from any cause whatsoever (including any act or omission of any of the Buyers, Collateral Agent or Trustee) of the liability of the Borrower (other than satisfaction in full of the Guaranteed Obligations whether by payment or conversion of the Notes into Common Stock of the Borrower in accordance with the terms of the Notes); (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) any right to require the Buyers, Collateral Agent or Trustee to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in their power whatsoever; (d) any benefit of and any right to participate in any security now or hereafter held by the Collateral Agent and/or Trustee; and (e) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties (other than satisfaction in full of the Guaranteed Obligations), except to the extent that such defense relates to an election of remedies constituting gross negligence or willful misconduct by the Collateral Agent and/or Trustee.  The Guarantor hereby absolutely, unconditionally and irrevocably waives, to the fullest extent permitted by law, (i) promptness, diligence, notice of acceptance and any other notice with respect to this Guarantee, (ii) presentment, demand of payment, protest, notice of dishonor or nonpayment and any other notice with respect to the Guaranteed Obligations, (iii) any requirement that the Buyers, Collateral Agent or Trustee take any action against the Borrower or any other person or entity, (iv) all setoffs and considerations, and (v) any other action, event or precondition to the enforcement of this Guarantee or the performance by the Guarantor of its obligations hereunder.

Section 5. Obligations Independent.  The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guarantee whether or not the Borrower or any other person or entity is joined as a party.

Section 6. Subrogation.  The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guarantee until all of the Guaranteed Obligations and any amounts payable under this Guarantee have been indefeasibly paid and performed in full.  If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Collateral Agent (for the further benefit of the Buyers) and shall forthwith be paid to the Collateral Agent (for the benefit of the Buyers) to reduce on a pro rata basis, when due, the amount of the Guaranteed Obligations.  After any amounts payable under this Guarantee have been indefeasibly paid and performed in full, Guarantor may pursue any reimbursement or remedies it may have against the Borrower in connection with the failure to make any payments that result in the Guarantor being required to make payments under this Guarantee.  The Guarantor shall not take any action that would directly or indirectly impair the ability of Borrower to perform its obligations to the Buyers.

Section 7. Termination; Reinstatement.  This Guarantee is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guarantee are indefeasibly paid in full in cash (unless such amounts have been converted by the applicable Buyer to Common Stock in accordance with its Note).  Notwithstanding the foregoing, this Guarantee shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Buyers, Collateral Agent or Trustee in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Bankruptcy Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Buyers, Collateral Agent or Trustee is in possession of or have released this Guarantee and regardless of any prior revocation, rescission, termination or reduction.  The obligations of the Guarantor under this paragraph shall survive termination of this Guarantee.

Section 8. Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor or the Borrower under any Bankruptcy Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Collateral Agent.

Section 9. Expenses.  The Guarantor shall pay on demand all reasonable, documented out-of-pocket expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of the rights of the Collateral Agent, Trustee or  Buyers, under this Guarantee, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of the Collateral Agent, Trustee or Buyers, in any proceeding under any Bankruptcy Laws.  The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee.

Section 10. Condition of the Borrower.  The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower such information concerning the financial condition, business and operations of the Borrower as the Guarantor requires, and that neither the Collateral Agent, the Trustee nor any of the Buyers has any duty, and the Guarantor is not relying on any of them at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Borrower (the Guarantor waiving any duty on the part of the Buyers, Collateral Agent or Trustee to disclose such information and any defense relating to the failure to provide the same).

Section 11. Indemnification and Survival.  Without limitation of any other obligations of the Guarantor or remedies of the Buyers, Collateral Agent or Trustee, under this Guaranty, except to the extent resulting from such indemnified party’s gross negligence or willful misconduct, as determined by a final judgment of a court of competent jurisdiction, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Buyers, Collateral Agent or Trustee from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including reasonable out-of pocket attorneys’ fees and expenses) that may be suffered or incurred by the Buyers, Collateral Agent or Trustee in connection with or as a result of any failure of any Guaranteed Obligations to be paid to the Buyers, Collateral Agent and/or Trustee, as the case may be, the Borrower (including without limitation, based on any failure of any Guarantor Obligations to be the legal, valid and binding obligations of the Borrower) in accordance with their terms.  The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guarantee.

Section 12. Successors and Assigns.  This Guarantee shall (i) be binding upon the Guarantor, its successors and assigns, and (ii) inure to the benefit of, and be enforceable by, the Collateral Agent and Trustee and their respective successors, transferees and assigns.

Section 13. Representations, Warranties and Covenants of the Guarantor.  The Guarantor hereby represents warrants and covenants that this Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor, and is enforceable against the Guarantor in accordance with its terms.

Section 14. Amendments and Modification.  No provision hereof shall be modified, altered or limited except by written instrument expressly referring to this Guarantee and to such provision, and executed by the party to be charged.

Section 15. Rights and Remedies Not Waived.  No act, omission or delay by the Collateral Agent or Trustee shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Collateral Agent or Trustee of any default hereunder or right or remedy which it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

Section 16. PDFs/Facsimiles/Counterparts.  This Guarantee may be signed in counterparts and may be delivered by email PDF or facsimile and if so delivered shall be deemed as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

Section 17. Notices.  All notices, requests and demands to or upon the Collateral Agent or Trustee or the Guarantor under this Guarantee shall be in writing and given to c/o ProQuest Investments, 2430 Vanderbilt Beach Road 108-190, Naples, Florida 34109.

Section 18. Governing Law and Jurisdiction. This Guarantee and all matters or issues collateral thereto will be governed by the law of the State of New York applicable to contracts performed entirely therein.

The New York State Courts located in New York County and the U.S. District Courts located in New York County will have jurisdiction over the interpretation of this Guarantee.  The venue for any such action concerning this Agreement will be in the County of New York.

Section 19. Captions; Separability; Interpretation.

(a) The captions of the Sections and subsections of this Guarantee have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guarantee.

(b) If any term of this Guarantee shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

(c) The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(d) All references herein to Sections and subsections shall be deemed to be references to Sections and subsections of this Guarantee unless the context shall otherwise require.

 [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Guarantor has duly executed or caused this Guarantee to be duly executed as of the date first above set forth.

PEGASI ENERGY RESOURCES CORP.,
a Texas Corporation

By:     _____________________________
Name:
Title: